UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2026

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Foghorn Therapeutics Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-39634	47-5271393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Coolidge Avenue Suite 500
Watertown,	MA	02472
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 586-3100
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FHTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2026, Foghorn Therapeutics Inc. (the “Company”) announced that Ryan D. Maynard had been appointed to serve as the Company’s Chief Financial Officer, effective immediately. In connection with his appointment, Mr. Maynard will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Maynard, age 56, previously served as Chief Financial Officer of Cara Therapeutics, Inc., a publicly-traded commercial-stage biopharmaceutical company, from September 2022 to 2025. Prior to that role he served as the Chief Financial Officer of Paulus Holdings Ltd. d/b/a LetsGetChecked, a global healthcare solutions company, from October 2019 to March 2022, as the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019, and as Chief Financial Officer of Rigel Pharmaceuticals, Inc, a public biotechnology company, from 2001 to 2017. Mr. Maynard started his career at Ernst and Young LLP., where he earned his CPA. He holds a B.S. in Commerce–Accounting from Santa Clara University.

There are no arrangements or understandings between Mr. Maynard and any other person pursuant to which he was elected as an officer. There are no family relationships between Mr. Maynard and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Maynard.

In connection with his appointment as Chief Financial Officer, Mr. Maynard and the Company entered into a letter agreement that sets forth the terms and conditions of his employment (the “Employment Agreement”). The Employment Agreement provides for (i) an annual base salary of $510,000, (ii) eligibility to receive an annual performance bonus targeted at 40% of his annual base salary, (iii) a signing bonus of $90,000, (iv) an option award granted under the Company’s 2020 Equity Incentive Plan to purchase 400,000 shares of common stock of the Company, to be granted on or after February 23, 2026. The options will have a per share exercise price equal to the closing price of a share of the Company’s common stock on the date of grant and shall vest as to twenty five percent (25%) of the underlying shares on the first anniversary of grant date, and the remaining seventy five percent (75%) of the shares in equal quarterly installments on the first day of each calendar quarter for the twelve (12) quarters thereafter, in each case, subject to Mr. Maynard’s continued employment with the Company through the applicable vesting date.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement (a copy of which is filed as Exhibit 10.1 attached hereto).

In connection with Mr. Maynard’s appointment, Jeff Sacher, the Company’s Interim Chief Financial Officer and principal financial officer and principal accounting officer, will cease to serve in such roles.

Item 8.01 Other Events

On February 23, 2026, the Company issued a press release announcing the foregoing management changes. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between Foghorn Therapeutics Inc. and Ryan Maynard, dated February 17, 2026
99.1	Press release issued on February 23, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOGHORN THERAPEUTICS INC.
By:	/s/ Michael J. LaCascia
Michael J. LaCascia
Chief Legal Officer

Date: February 23, 2026